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                                                                   Exhibit 3.1


                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                              SIGNATURE INNS, INC.


  Signature Inns, Inc., an Indiana corporation, (hereinafter referred to as the "Corporation"), acting pursuant to the provisions of the Indiana Business Corporation Law of 1986, as amended (hereinafter referred to as the "Act"), hereby amends and restates its Articles of Incorporation, as follows:

                                   ARTICLE I

                                      Name

              The name of the Corporation is Signature Inns, Inc..

                                   ARTICLE II

                                    Purposes

             The purposes for which the Corporation is formed are:

  Section 1. To administer, implement and manage a franchise program for the licensing of others (including affiliated limited partnerships) to use the Corporation's trade names, trademarks, service marks and proprietary information in connection with the construction and operation of hotels and motels; and to build, own, manage and operate hotels and motels under the Corporation's distinctive trade names, trademarks, service marks and proprietary information, or under other trade names, trademarks, service marks and proprietary information.

  Section 2. To acquire by purchase, exchange, lease, hire or otherwise, and to hold, own, improve, develop, subdivide, plat, manage, operate, license, lease as lessee, let as lessor, sell, convey, or mortgage, either alone or in conjunction with other real estate of every kind, character and description, and wheresoever situated, and any interest therein.

  Section 3. To purchase, construct, fabricate, assemble, process, sell, trade, distribute and otherwise deal in industrial, commercial, residential, hotel or motel buildings, and buildings, and structures of every kind and character, and all kinds of furnishings, fixtures, appliances, equipment, accessories and other products and materials of every description.

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  Section 4.  To engage in a general investment business, including the investment in, and the acquisition, holding and disposal of, and the dealing with, property of every kind and character, real, personal or mixed, tangible and intangible, and irrespective of location.

  Section 5. To acquire by purchase, exchange, lease, hire or otherwise, and to hold, mortgage, pledge, hypothecate, exchange, sell, deal with and dispose of, alone or in syndicates or otherwise in conjunction with others, stocks, bonds, notes, evidences of debt or ownership, contracts, options, commodities, securities, and other personal property, tangible or intangible, of every kind, character and description, wheresoever situated, and any interest therein.

  Section 6. To purchase, take, receive, subscribe for or otherwise acquire, and to own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and to otherwise use and deal in and with, shares or other interests in, or obligations of, other individuals, domestic or foreign corporations, associations or partnerships, for whatever purpose or purposes formed or operating, and direct or indirect obligations of any government, state, territory, governmental district or any municipality or of any instrumentality thereof.

  Section 7. To acquire by purchase, exchange, lease, hire or otherwise, all or any part of the goodwill, rights, property and business of any person, entity, partnership, association, or corporation; to pay for the same in cash, stock, bonds, or other obligations of the Corporation, or otherwise; to hold, utilize, deal with in any manner, and dispose of the whole, or any part, of the rights and property so acquired, and to assume in connection therewith any liabilities of such person, entity, partnership, association, or corporation; and to conduct in any lawful manner the whole, or any part, of the business thus acquired.

  Section 8. To make any guaranty, or act as surety with respect to any obligation, stock, dividend, security, indebtedness, interest, contract or other undertaking.

  Section 9. To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association, partnership, joint venture, syndicate or cooperative association with any corporation, association, partnership, individual or other legal entity or group, for the carrying on of any business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient, expedient, or incidental to the carrying out of any of the purposes or powers of the Corporation.

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  Section 10.  To borrow or raise monies for any of the purposes of the
Corporation, and, from time to time, without limitation as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills and exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereon, by mortgage on, or pledge, conveyance or assignment in trust of, the whole or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligation of the Corporation for its corporate purposes.

  Section 11. To acquire by purchase, exchange or otherwise, and to hold, sell, transfer, reissue or cancel the shares of its own capital stock, or any securities or other obligations of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana, except that the Corporation shall not use its funds or other assets for the purchase of its own shares of stock if the capital of the Corporation is or would thereby become impaired, and except that shares of its own capital stock beneficially owned by the Corporation shall not be voted directly or indirectly by the Corporation.

  Section 12. To enter into, make, perform and carry out, or cancel and rescind, contracts and other obligations for any lawful purposes pertaining to the business of the Corporation.

  Section 13. To act in any state or nation, in which the Corporation may lawfully act, as principal or as agent or representative for any individual, association, corporation, or legal entity, respecting business which the Corporation is authorized to transact.

  Section 14. In general, to carry on all other business which is or may be appropriately, expediently or conveniently carried on as a part of, or in connection with, any of the foregoing purposes of the Corporation; to have the capacity to act possessed by natural persons; and, subject to any limitations or restrictions imposed by law or by these Articles of Incorporation to have and exercise all of the general rights, privileges and powers permitted to be had and exercised by the provisions of the Act.

  Section 15. To perform all lawful acts permitted by the Act, as amended, and any future Acts amendatory thereof or supplemental thereto.


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  Section 16.  It is the intention that the purposes specified in the foregoing clauses of this Article II shall, except where otherwise expressed in said
Article II, be in no wise limited or restricted by reference to or inference from the terms of any clause of this or any other article in this certificate, but that the purpose specified in each of the clauses of this Article shall be regarded as independent purposes. It is also the intention that the foregoing clauses shall be construed both as purposes and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers which the Corporation may have under the present or future laws of the State of Indiana.

                                  ARTICLE III

                              Period of Existence

  The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                      Resident Agent and Principal Office

  Section 1. Resident Agent. The name and address of the Corporation's Resident Agent for service of process is John D. Bontreger, 250 East 96th Street, Suite 450, Indianapolis, Indiana 46240.

  Section 2. Principal Office. The post office address of the principal office of the Corporation is 250 East 96th Street, Suite 450, Indianapolis, Indiana 46240.

                                   ARTICLE V

                               Authorized Shares

  Section 1.  Number and Classes of Shares:

  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000 shares, of which 50,000,000 shares shall be Common Stock and of which 5,000,000 shares shall be Preferred Stock.

  A. The number of authorized shares which the Corporation designates as having par value is none.

  B. The number of authorized shares which the Corporation designates as without par value is 55,000,000.

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                                   ARTICLE VI

                           Terms of Authorized Shares

  Section 1. Designation. The authorized shares of the Corporation shall be of two classes and kinds; Common Stock and Preferred Stock, and further designations, voting powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions of each of the above classes of stock and other general provisions relating thereto shall be as follows:

     (a) Common Stock. The Common Stock of the Corporation shall be voting stock without par value and shall otherwise be issued subject to the terms applicable to Common Stock of the Corporation as set forth in this Article VI.

     (b) Preferred Stock. The Preferred Stock of the Corporation, if any, shall have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be determined by the Board of Directors.

  Section 2. Issuance of Shares. The shares of capital stock of the Corporation may be issued by the Corporation from time to time at the discretion of the Board of Directors to such persons for such consideration, including consideration less than par value, and upon such terms and conditions as it may determine, subject to the provisions of the Act and these Articles. Such of its shares as the Corporation may reacquire may be resold or otherwise disposed of upon such terms and conditions and for such consideration as the Board of Directors may determine from time to time. The Board of Directors may from time to time grant or issue options, warrants, or rights to purchase shares of capital stock of the Corporation upon such terms and conditions and for such consideration as it shall determine, subject to the provisions of the Act.

  Section 3. Stated Capital. The amount of the consideration received by the Corporation, less the amounts allocated to capital surplus, from time to time, shall be the stated capital of the Corporation. The consideration received by the Corporation for authorized shares of any class shall, subject to the provisions of the Act, be allocated to stated capital and to capital surplus by resolution of the Board of Directors within a period of sixty (60) days after the issuance of such shares. The stated capital of the Corporation may be increased from time to time by resolution of the


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Board of Directors directing a transfer from capital or earned surplus.

  Section 4. Dividends. Dividends and other distributions (hereinafter referred to as "Dividends") shall be payable with respect to shares of the capital stock of the Corporation or classes or series thereof when and as declared by the Board of Directors and subject to the relative rights, limitations, restrictions and qualifications of the shares. Dividends shall be paid out of the unreserved and unrestricted capital or earned surplus of the Corporation or other sources legally available therefor, and may be paid in cash or property. Such dividends may be declared in respect of the capital stock of the Corporation from time to time to be paid by the Corporation in its own authorized but unissued shares of such capital stock or in treasury shares of capital stock out of any unreserved or unrestricted capital or earned surplus or any other legally available source.

  Section 5. Dissolution Distribution on Common Stock. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the outstanding shares of common stock shall be entitled, after due payment or provisions for payment of the debts and other liabilities of the Corporation and after and subject to such distributions as may be required with respect to any shares of Preferred Stock outstanding (if any), to share ratably share for share, in the remaining net assets of the Corporation.

  Section 6. Voting Rights of Common Stock. The holder of each share of the Common Stock of the Corporation, subject to the provisions of the Act, shall be entitled to one (1) vote for each share of such stock standing in his name on the books of the Corporation at all meetings of the shareholders of the Corporation.

                                  ARTICLE VII

                      Requirements Prior To Doing Business

  The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.

                                  ARTICLE VIII

                                   Directors

  Section 1. Number of Directors. The number of Directors of the Corporation shall not be less than two (2) nor more than nine (9), as may be specified from time to time by the Code of By-Laws

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of the Corporation. If and whenever the Code of By-Laws of the Corporation does not contain a provision specifying the number of Directors, the number shall be six (6). Subject to the rights of the holders of any series of Preferred Stock then outstanding, the Code of By-Laws of the Corporation may provide that the Directors shall be divided into two (2) or more classes whose terms of office shall expire at different times, but no terms shall continue longer than three (3) years. Directors need not be Shareholders of the Corporation.

  Section 2. Names and Post Office Addresses of the Directors: The names and addresses of the current Directors of the Corporation are as follows:

Name                    Business Address                        City                     State

John D.                 250 East 96th Street,                  Indianapolis              IN 46240
Bontreger               Suite 450

David R.                250 East 96th Street,                  Indianapolis              IN 46240
Miller                  Suite 450

Orus E.                 250 East 96th Street,                  Indianapolis              IN 46240
Weaver                  Suite 450

George A.               250 East 96th Street,                  Indianapolis              IN 46240
Morton                  Suite 450

Richard E.              250 East 96th Street,                  Indianapolis              IN  46240
Shank                   Suite 450

Richard L.              250 East 96th Street,                  Indianapolis              IN  46240
Russell                 Suite 450

Stephen M.              250 East 96th Street,                  Indianapolis              IN  46240
Huse                    Suite 450

Mark D.                 250 East 96th Street,                  Indianapolis              IN 46240
Carney                  Suite 450

Bo L.                   250 East 96th Street,                  Indianapolis              IN  46240
Hagood                  Suite 450

  Section 3. Qualifications of Directors (if any): The qualifications of Directors of the Corporation shall be prescribed by the By-Laws of the Corporation.

  Section 4. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created

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directorships resulting from any increase in the authorized number of
Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires.

  Section 5. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed by the shareholders from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. In addition, the Directors are hereby authorized to adopt in the Code of By-Laws a procedure for the removal of Directors with or without cause.

  Section 6. Amendment, Repeal. Notwithstanding anything contained in the Articles of Incorporation or the Code of By-Laws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation or the Code of By-Laws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or repeal this Article VIII.

                                   ARTICLE IX

                                  Incorporator

  The name and post office address of the incorporator of the Corporation is John D. Bontreger, 250 East 96th Street, Suite 450, Indianapolis, Indiana 46240.


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


                                   ARTICLE X

                     Provisions for Regulation of Business
                     and Conduct of Affairs of Corporation

  Section 1. Affairs of Corporation. The Board of Directors shall manage and conduct the affairs of the Corporation and shall have the power to adopt by-laws for the regulation of its business and to amend its by-laws.

  Section 2. Meetings of Shareholders. Meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

  Section 3. Issuance of Stock by Corporation. The Board of Directors shall have the authority to fix from time to time the amount of consideration for which shares may be issued by the Corporation.

  Section 4. Indemnification of Directors, Officers and Employees. The Corporation shall indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty to the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


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  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation.

  Any such director, officer, employee or agent who has been wholly successful, on the merits or otherwise, with respect to any claim, suit or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Corporation, but only if the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer, employee or agent has met the standards of conduct set forth in the first sentence of this section. The directors may request independent legal counsel (who may be regular counsel of the Corporation) to deliver to it their written opinion as to whether such director, officer, employee or agent has met such standards.

  If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not so entitled to others.

  The Corporation may advance expenses incurred in defending a civil or criminal action to, or where appropriate may, at its expense undertake the defense of, any such director, officer, employee or agent upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this section.

  The provisions of this section shall be applicable to claims, actions, suits or proceedings made or commenced before or after the adoption hereof and whether arising from acts or omissions occurring before or after the adoption hereof.

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  The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote or stockholders or disinterested directors as a matter of law, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

                                   ARTICLE XI

                  Provisions for Certain Business Combinations

  Section 1.  Vote Required.

  Clause (a). Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 2 of this Article XI:

  (1) Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder (as hereinafter defined), or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

  (2) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets, of the Corporation or any Subsidiary, having an aggregate Fair Market Value of $1,000,000 or more; or

  (3) The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested

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

Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

  (4) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any affiliate of any Interested Shareholder; or

  (5) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article XI, each share of the Voting Stock shall have the number of votes granted to it pursuant to these Articles of Incorporation and the Act, as amended). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

  Clause (b). Definition of "Business Combination." The term "Business Combination" as used in this Article XI shall mean any transaction which is referred to in any one or more of paragraphs (1) through (5) of Clause (a) of this Section 1 of this Article XI.

  Section 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article XI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Amended Articles of Incorporation, if all of the conditions specified in either of the following Clauses (a) and (b) are met:


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  Clause (a).  Approval by Continuing Directors.  The Business Combination
shall have been approved by a majority of the Continuing Directors (as hereinafter defined).


  Clause (b). Price and Procedural Requirements. All of the following conditions shall have been met:

  (1) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

     (A) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested Shareholders for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

     (B) The Fair Market Value per share of the Common Stock on the Announcement Date or on the date of which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article XI as the "Determination Date"), whichever is higher; and

     (C) The price per share equal to the Fair Market Value per share of Common Stock determined pursuant to Clause (b) (1) (B) above, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock.

  (2) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Clause (b) (2) shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

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


     (A) The highest per share price (including any brokerage commissions, transfer fees and soliciting dealer's fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

     (B) The highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (C) The Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

     (D) The price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to Clause (b) (2) (C) above, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such class of Voting Stock;

     (3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash of the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

     (4) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any then outstanding Preferred Stock;
(B) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and
(ii) an increase in

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such annual rate or dividend as necessary to reflect any reclassification
(including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (C) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

     (5) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a Shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation (or any Subsidiary of the Corporation), whether in anticipation of or in connection with such Business Combination or otherwise.

     (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to Shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions) .

  Section 3. Certain Definitions. For the purposes of Article XI:

     Clause (a). A "person" shall include any individual, firm, corporation or other entity. When two or more persons act as a partnership, limited partnership, syndicate or group for the purpose of acquiring voting stock of the Corporation, such partnership, syndicate or group shall be deemed a "person."

     Clause (b). "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:


     (1) Is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

     (2) Is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

     (3) Is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned, by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

"Interested Shareholder" shall not mean any person who, but for this exception, would be deemed an Interested Shareholder on May 19, 1987.

     Clause (c).  A person shall be a "beneficial owner" of any Voting Stock:

     (1) Which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

     (2) Which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

     (3) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     Clause (d). For the purpose of determining whether a person is an Interested Shareholder pursuant to Clause (b) of this Section 3 of this Article XI, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through applications of Clause (c) of this Section 3 of this
Article XI, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercises of conversion rights, warrants or options, or otherwise .

     Clause (e). "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the

General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 28, 1987.

  Clause (f). "Subsidiary" means any corporation of which a majority of any class of equity security is owned directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Clause (b) of this Section 3 of this Article XI, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

  Clause (g). "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the date that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

  Clause (h).  "Fair Market Value" means:

  (1) In the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stock, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if the stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any then in use, or if no such quotation is available, the fair market value of a share of such stock as determined by the Board in good faith; and

  (2) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

  Clause (i). In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in Clauses (b) (1) and (2) of Section 2 of this Article XI shall include the shares of Common Stock and/or other shares of any other class of outstanding Voting Stock by the holders of such shares.

  Section 4. Powers of the Board of Directors. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article XI, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more .

  Section 5. No Effect on Fiduciary Obligations of Interested Shareholder. Nothing contained in this Article XI shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

  Section 6. Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles of Incorporation or the Code of By- Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation or the Code of By-Laws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt provisions inconsistent with, this Article XI of these Articles of Incorporation .

  IN WITNESS WHEREOF, the undersigned, being the incorporator designated in
Article IX, executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this 21st day of May, 1996.


                                                        /s/ JOHN D. BONTREGER
                                                        -----------------------
                                                            (Written Signature)

                                                            John D. Bontreger
                                                        -----------------------
                                                            (Printed Signature)